Exhibit 99.1

PURCHASE AND SALE AGREEMENT BETWEEN

SFHI, LLC. AND

MONTGOMERY COUNTY, MARYLAND

THIS PURCHASE AND SALE AGREEMENT (the “Agreement”) is made as of the Effective Date (as hereinafter defined), by and between SFHI, LLC, a Delaware limited liability company (“SFHI”), registered to do business in the State of Maryland (“GRANTOR”) and MONTGOMERY COUNTY, MARYLAND, 101 Monroe Street, Rockville, Maryland 20850, a body corporate and politic and a political subdivision of the State of Maryland (the “COUNTY”), (GRANTOR and the COUNTY together the “PARTIES”).

WHEREAS, GRANTOR is the fee simple owner of a certain 51.57 acre parcel of real property, with all improvements, including the existing office building having an address of 100 Edison Park Drive and comprising approximately 341,693 square feet of leaseable space (the “Building”), appurtenances and interests thereto, located along Darnestown Road in Gaithersburg, Montgomery County, Maryland, and known as the GE Technology property and being more particularly described in the legal descriptions attached hereto as Exhibit A (the “Property”);

WHEREAS, the COUNTY has studied all feasible sites for the design and construction of certain public facilities as outlined in a program known as the Smart Growth Initiative for the benefit of the public;

WHEREAS, the COUNTY is authorized to acquire the Property under the County’s power of eminent domain, as provided by Art. III § 40 of the Constitution of Maryland, and Md. Code Ann, Art. 25A, § 5(B); and

WHEREAS, in lieu of threatened or pending condemnation proceedings under the County’s power of eminent domain, GRANTOR desires to sell and convey the Property to the COUNTY and the COUNTY desires to purchase and acquire the Property from the GRANTOR, subject to the terms and conditions contained herein;

WHEREAS, the current Lessee of the Building is GXS, Inc. (“GXS” or “Existing Tenant”), a Delaware Corporation registered to do business in the State of Maryland, pursuant to that certain lease dated January 29, 1999, by and between REII-Gaithersburg, Maryland, LLC, as landlord, and GE Information Systems, Inc., as tenant (the “Master Lease” or “Existing Lease”). The initial term of the Master Lease expires on April 30, 2014;

WHEREAS, on or before the Effective Date of this Agreement, the COUNTY shall enter into a Sublease with GXS to lease and occupy the entire Building from October 1, 2009 through April 30, 2014 (the “Term”), subject to the terms and conditions of a separate Sublease Agreement between GXS and the COUNTY (the “Sublease”);

WHEREAS, County and Grantor have agreed that this Agreement shall automatically terminate and be null, void and of no force and effect unless GXS pays Grantor, on or before the COUNTY takes occupancy of the Building pursuant to the Sublease, the sum of ONE MILLION

SEVEN HUNDRED TWENTY FIVE THOUSAND AND 00/100s Dollars ($1,725,000.00) which said sum shall be in addition to the Purchase Price, provided, however, that County shall have Sixty (60) days in which to cure any such failure to pay by GXS;

WHEREAS, upon taking occupancy of the Building pursuant to the Sublease, the County intends to invest significant funds to make improvements to the Building in anticipation of its purchase of the Property pursuant to this Agreement;

NOW, THEREFORE, in consideration of the above recitals which are incorporated into this Agreement as if fully set forth, the mutual promises made by the Parties to each other in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged by the Parties, GRANTOR hereby agrees to sell and convey to the COUNTY and the COUNTY hereby agrees to purchase and acquire in fee simple the Property on the following terms and conditions:

Article 1: Property

The Property contains approximately 51.57 acres of land. Subject to the terms and conditions of this Contract, the COUNTY agrees to purchase and acquire the Property and GRANTOR agrees to sell and convey to the COUNTY, all of its right, title and interest in the Property, together with any and all improvements, appurtenances, rights, privileges and easements benefiting, belonging, or pertaining to the Property. For the purposes of this Contract, the interest in the land stated above is defined as “Fee Simple” meaning absolute ownership and right to possession of all property rights.

Article 2: Existing Tenant

The Property is currently the subject of a certain occupancy lease with GXS, Inc. (“GXS”), a Delaware Corporation registered to do business in the State of Maryland, pursuant to that certain lease dated January 29, 1999, by and between REII-Gaithersburg, Maryland, LLC, as landlord, and GE Information Systems, Inc., as tenant (the “Master Lease” or “Existing Lease”). Grantor has previously delivered a copy of the Existing Lease to the County. [The tenant under the Existing Lease is referred to herein collectively as the “Existing Tenant.” or “GXS”]. County acknowledges that the Existing Lease provides the Existing Tenant with a right of first offer to purchase the Property (the “Existing Tenant Purchase Option”). The Existing Tenant has waived the Existing Tenant Purchase Option.

Article 3: Purchase Price

The total purchase price (“Purchase Price”) for the Property is SEVENTY SIX MILLION THREE HUNDRED FORTY THOUSAND AND 00/100S DOLLARS ($76,340,000.00), payable at settlement, subject to the terms and conditions contained herein.

Article 4: Feasibility Study Period/ Right of Entry

During the period commencing on the Effective Date and for a period of ninety (90) days thereafter (the “Feasibility Period”), subject to the terms of the Existing Lease (as hereinafter defined) GRANTOR shall permit authorized COUNTY personnel and the COUNTY’s agents, contractors, employees and representatives (the “County’s Representatives”) to enter onto the Property for the purpose of conducting physical inspections of the Property and any governmental report or undertaking, including, without limitation: (i) performing structural, electrical and mechanical reviews of the improvements; (ii) conducting tests and/or surveys, including building surveys; (iii) setting stakes, markers, and monuments or other suitable landmarks or reference points where necessary; (iv) taking measurements and photographs; and/or (v) conducting examinations and investigations of the interiors of all buildings, supports, site work, foundations, soil, subsurface soils, drainage, hazardous materials and wastes, if any, and any other investigations as COUNTY reasonably deems related to evaluating the Property, all as related to the acquisition of the Property. All such investigations and activities shall be at the sole cost of the COUNTY. COUNTY agrees to give GRANTOR and the Existing Tenant reasonable notice (which may be oral) of its intent to enter the Property or conduct any tests on the Property and any such entry or tests shall be conducted during normal business hours and in such a manner as to minimize any disruption to GRANTOR’s or Existing Tenant’s activities at the Property. GRANTOR and Existing Tenant shall have the right, but not the obligation, to accompany COUNTY and/or the County Representatives during such investigations and/or inspections. In the event that the COUNTY, in its sole discretion, based on any tests or studies which it makes or causes to be made, or review of the documents to be furnished pursuant to Article 4 hereof, or the review of any title report obtained by COUNTY, or for any other reason whatsoever, determines that the use of the Property as COUNTY intends is not feasible for any reason, then the COUNTY shall have the right, to be exercised prior to the expiration of the Feasibility Period, to terminate this Agreement by written notice to GRANTOR, in which event the PARTIES are relieved of further liability hereunder except as set forth herein. On termination of this Agreement in accordance with this Article 4, COUNTY shall deliver to GRANTOR all materials relating to the Property provided by GRANTOR to COUNTY and copies of all written studies and investigations prepared by third parties for COUNTY in connection with its study of the Property, free and clear of all liens and claims for payment.

Following the completion of any tests, investigations or studies performed on the Property by the COUNTY or the County’s Representatives, the COUNTY shall restore the areas of such testing, investigation or study to substantially the same condition as existed immediately prior to the commencement of such testing, investigation or study by the COUNTY or the County’s Representatives. The COUNTY agrees to indemnify and save GRANTOR, its agents, managers and members, and their respective officers, directors, managers, employees and agents, harmless from any loss, damage, liability, cause of action, cost or expense, in defending any actions arising from the entry of COUNTY or the County’s Representatives on the Property and will require its contractors to obtain and maintain sufficient insurance to indemnify the GRANTOR against similar claims arising from the contractor’s entry onto the Property. The provisions of this indemnity shall survive the termination or Settlement under this Agreement for a period of one year.

Article 5: County’s Title Commitment; Title

a. County’s Title Commitment. During the Feasibility Period, County shall order a commitment for owner’s title insurance for the Property from a title company (the “Title Company”) selected by County (the “County’s Title Commitment”) and, at County’s option and at its expense, obtain a current survey of the Property (the “Survey”). Prior to the expiration of the Feasibility Period, County shall advise Grantor by written notice (the “Title Objection Notice”) of any objections that County may have to matters reflected on the County’s Title Commitment or any matters reflected on the Survey (if obtained by County). Any matters reflected on the County’s Title Commitment that affect the title to the Property and any matters reflected on the Survey (or any matters that would be disclosed by a current survey, if County elects not to obtain a survey during the Feasibility Period) as to which County does not object in the Title Objection Notice shall be referred to herein as the “Permitted Exceptions;” provided that, notwithstanding the foregoing or any other provision of this Agreement to the contrary, on or before Settlement hereunder, Grantor shall be required to discharge any and all liens (including all mechanic’s liens) and encumbrances from the Property at its sole cost and expense, except (i) that County shall pay any defeasance cost required to discharge the lien of the Existing Financing Deed of Trust if County proceeds to Settlement before April 1, 2014, (ii) liens (including mechanics’ liens) and encumbrances created or caused to be created in connection with any activities by County (or County’s Representatives) on the Property or created or caused to be created at the request of County. Grantor shall be required to release the Property from any other defects in or matters of title consented to, created, permitted or joined in by Grantor after the Effective Date hereof in violation of the terms hereof. Within ten (10) days after delivery of the Title Objection Notice to Grantor, Grantor shall advise County by written notice (the “Grantor Title Notice”) as to whether Grantor intends to correct the objectionable matters reflected in the Title Objection Notice. Any objectionable matters that Grantor agrees to correct shall be corrected by Grantor prior to Settlement, and the correction of such objectionable matters by Grantor shall be a condition precedent to County’s obligations to proceed to Settlement hereunder. County shall have the right, exercisable by written notice to Grantor given within ten (10) days after delivery to County of the Grantor Title Notice which reflects that Grantor does not intend to correct some or all of the objectionable matters specified in the Title Objection Notice, to either (a) terminate this Agreement, in which event the parties shall be relieved from all further liability or obligation under this Agreement (except as otherwise expressly set forth herein); or (b) waive such objectionable title matters and proceed to Settlement in conformity with the terms of this Agreement, in which event, such objectionable title matters shall be deemed “Permitted Exceptions” under this Agreement.

b. Title.

(1) The following conditions concerning title to the Property shall exist at the time of Settlement hereunder, and the obligation of County to settle hereunder shall be expressly conditioned upon and subject to the satisfaction (or written waiver by County) of each such condition:

(a) Grantor’s fee simple title to the entire Property shall be (and is required to be) good of record and in fact, marketable, and free and clear of all liens, encumbrances, leases, tenancies, occupancies, easements, rights of way, encroachments, obligations, covenants, conditions, restrictions and limitations, recorded or unrecorded, excepting only (1) then-current real estate taxes not yet due and payable; (2) the Permitted Exceptions; and (3) matters approved by County pursuant to this Agreement.

(b) Marketable title to the entire Property shall be insurable at the standard rates in an amount equal to the total Purchase Price of the Property by a title insurance company selected by County, under the current ALTA standard full coverage owner’s title insurance policy form, Form 1970-B, which shall contain no exceptions whatsoever, “printed-form” or otherwise, except for the Permitted Exceptions (and the standard survey exception, if County does not elect to obtain the Survey). Grantor shall execute and acknowledge such affidavits and certifications as the title insurer may require of Grantor in connection with issuing such policy without exception for mechanics’ liens or rights of parties in possession, provided that the terms of the same are reasonably acceptable to Grantor.

(c) From and after the Effective Date, except as expressly permitted by the terms of this Agreement, Grantor shall not enter into, consent to, suffer or permit to exist at Settlement any liens, encumbrances, easements, rights of way, encroachments, obligations, conditions, limitations, covenants, restrictions, and/or other matters whatsoever, recorded or unrecorded, excepting only (1) then-current real estate taxes not yet due and payable; (2) with County’s prior written consent, customary rights of way and/or easements to public authorities and/or to publicly-regulated utility companies for public street purposes or for utilities or utilities installations, provided that none of the same, in County’s reasonable opinion, could in any manner materially adversely affect or interfere with County’s intended development, construction and/or use of the entire Property; and (3) any currently existing recorded exceptions as to title as reflected on the County’s Title Commitment (other than liens, encumbrances and other objectionable title matters that are required to be released by Grantor, or that Grantor agrees to release, as applicable, on or before Settlement.

(d) Except as otherwise expressly set forth in this Agreement with respect to the Existing Financing, Grantor shall be required to discharge any and all liens (including all mechanic’s liens) and encumbrances from the Property at its sole cost and expense at Settlement , except for those caused by County or County Representatives, and to release the Property from any other defects in or matters of title consented to, created, permitted or joined in by Grantor in violation of the terms hereof.

(e) GRANTOR must convey the Property to the COUNTY by special warranty deed The Property must also be conveyed to the COUNTY free of notices of violations of any federal, state, or local government orders and requirements, other than those listed in EXHIBIT B, which is attached and incorporated into this Agreement.

(f) The COUNTY reserves the right to clear title to the Property, at its own costs and expense and without reduction of the Purchase Price, by legal action, including condemnation, if necessary in the sole opinion of the COUNTY. The Parties agree that the Purchase Price stated in this Agreement for the Property represents the market value of, and just compensation for, the Property in any such action. If the COUNTY determines that it must acquire the Property through condemnation proceedings, then GRANTOR shall not oppose those Condemnation proceedings and shall sign a Consent Judgment and Inquisition in the amount of the Purchase Price.

Article 6: Existing Financing

(1) The Property is currently encumbered with an existing lien securing a loan previously advanced by Lehman Brothers Holdings Inc., D/B/A Lehman Capital, A Division of Lehman Brothers Holdings, Inc (the “Existing Lender”) to Grantor in the original principal amount of Fifty Five Million Four Hundred Thirty Four Thousand and Six Dollars ($55,434,006.00) (the “Existing Financing”). Grantor has previously delivered a copy of all of the pertinent documents evidencing and securing the Existing Financing (the “Existing Financing Documents”) to County. If County elects to proceed to Settlement prior to the maturity date of the Existing Financing, then at Settlement, County shall at its sole cost and expense consummate a defeasance of the Existing Financing (the “Defeasance”) as defined in that certain Promissory Note included with the Existing Financing Documents.

(2) If County proceeds to Settlement at any time prior to April 1, 2014 then at Settlement, County shall at its sole cost and expense consummate a defeasance of the Existing Financing (as defined herein) and County shall pay to Grantor, in the form of cash or other current funds, an amount equal to the difference between the Purchase Price and the outstanding principal balance of the Existing Financing as of the Closing Date (the “Cash Portion of the Purchase Price”), subject to the Closing Adjustments herein provided.

(3) Grantor agrees that it will not default on the terms of the Existing Financing Documents, and it will promptly cure or cause to be cured any default under the Existing Financing Documents. Grantor will not materially change the terms of the Existing Financing Documents.

Article 7: Settlement

Settlement of this Agreement (“Settlement”) will be conducted at the Office of the County Attorney, Rockville, Maryland, or at such other offices in Montgomery County as the COUNTY may select, at a date and time mutually agreed to by the PARTIES, provided that such Settlement date shall occur no later than April 1, 2014. It is understood and agreed to between the PARTIES that the COUNTY shall have the exclusive right to settle on this Agreement at any time prior to April 1, 2014, provided that COUNTY pays the requisite defeasance costs associated with the Existing Financing and more specifically as required in that certain Promissory Note dated February 2001 by and between SFHI, LLC, as borrower, and LEHMAN BROTHERS HOLDINGS, INC., D/B/A LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS, INC., as lender, in addition to the Purchase Price set forth in Article 3 of this Agreement. If County intends to exercise its right to settle on this Agreement prior to April 1, 2014 the County shall provide Grantor not less than ninety (90) days prior written notice.

Article 8: Conditions Precedent to Settlement

The obligation of COUNTY and GRANTOR to proceed to Settlement under this Agreement is subject to satisfaction of all of the following conditions:

a.	Settlement is subject to the appropriation of funds necessary for the COUNTY’s purchase of the Property being approved by the Montgomery County Council. Neither the COUNTY nor GRANTOR has any obligation to settle until appropriations are approved by the Montgomery County Council. If the Montgomery County Council does not approve the appropriation of funds for the purchase of the Property on or before June 30, 2013, this Agreement shall automatically terminate.

b.	As consideration for Grantor entering into this Agreement, including locking the Purchase Price to be paid by the County for the Property throughout the term of this Agreement the County agrees that in the event the County acquires the Property at any time, through any means legally available to the County, including the exercise of its power of eminent domain, provided that any such acquisition is not due to any action or failure to act by SFHI in violation of the terms of this Agreement, the purchase price and/or other consideration paid by the County to Grantor be Seventy Six Million Three Hundred Forty Thousand Dollars ($76,340,000.00). This provision shall survive for one year beyond the date that the County ceases to be a tenant or subtenant of the Property. Any such termination of the Agreement shall not impact the Sublease, which will continue through its term, unless otherwise modified in writing.

Article 9: GRANTOR Deliveries at Settlement

At Settlement, GRANTOR shall deliver (duly and fully executed, acknowledged, and notarized as appropriate) to the settlement agent or title company or perform the following:

(a)	One or more special warranty deeds (collectively the “Deeds”) in recordable form conveying fee simple title to the Property in the condition required by Article 5.

(b)	Any and all documents reasonably required by the settlement agent or title company to evidence GRANTOR’s capacity and authority to enter into this Agreement and to consummate Settlement and the capacity and authority of the person executing documents on behalf of the GRANTOR.

(c)	An Owners Affidavit in a form reasonably acceptable to and approved by GRANTOR for the purpose of eliminating any standard or preprinted exceptions in COUNTY’s final policy of title insurance.

(d)	A certificate executed by GRANTOR under penalty of perjury stating the United States taxpayer identification number for the GRANTOR and that GRANTOR is not a foreign person as defined in Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended, in compliance with the Foreign Investment in Real Property Tax Act (Internal Revenue Code § 1445, as amended) and the regulations insured thereunder.

Article 10: Payments at Settlement

The COUNTY agrees to pay the full Purchase Price of $76,340,000.00, to GRANTOR at Settlement subject to the adjustments listed below:

(a)	GRANTOR must pay all electricity, natural gas, water, sewer, and all other utility company charges due through the date of Settlement if the said charges are not for services incurred by the County under the Sublease or the Existing Tenant under the Existing Lease.

(b)	GRANTOR must pay at Settlement all costs for preparation, execution, and recordation of all releases and other documents required to remove existing liens and encumbrances on the Property that Grantor is required to remove under the terms of this Agreement, except County shall pay any and all defeasance cost associated with the Existing Financing if Settlement is completed prior to April 1, 2014.

(c)	The COUNTY must pay the costs of the title search and preparation and recordation of the deed conveying the Property unless otherwise specified in this Agreement.

(d)	Because the conveyance contemplated herein is a transfer of real property to the County, the conveyance is exempt from County real property transfer and recordation taxes. To the extent that there is any requirement to pay County or State transfer taxes, such taxes will be split equally by the County and the GRANTOR at Settlement.

(e)	GRANTOR must pay at Settlement all outstanding front foot benefit charges of the Washington Suburban Sanitary Commission (“WSSC”) that are due and payable up through the date of Settlement that are not the obligation of the County to pay under the Sublease or the Existing Tenant under the Existing Lease, including any such charges that are accelerated as a result of the transfer of the Property.

(f)	Tax assessments, general and special, and solid waste charges appearing on the tax bill will be adjusted to the Settlement Date according to the COUNTY’s real estate tax assessment account for the Property issued by the COUNTY’s “Tax System-Real Property Current Assessment Status.”

(g)	All amounts received as rent and other income accruing for or arising from operation of the Property including tenant reimbursement amounts, operating cost pass-throughs or other sums paid by the Existing Tenant or any other tenants of the Property to Grantor shall be adjusted as of the Settlement Date.

(h)	There is no Security Deposit held by Grantor under the terms of the Existing Lease.

Article 11: Risk of Loss

For the purposes of this Agreement, a casualty is defined as loss or damage resulting from a sudden, unforeseen and unexpected cause, regardless of whether the source is man made or naturally occurring. From the Effective Date of this Agreement until Settlement the risk of loss or damage to the Property by fire, flood, or other casualty is assumed by GRANTOR, subject to the terms and conditions of the Master Lease and the Sublease. In accordance with the Sublease, the County and GXS intend that the County will substitute a commercial property insurance policy maintained by Montgomery County in the same amounts as required under Section 15.3.3 of the Master Lease and otherwise meeting the requirements of Section 15 (Tenant’s Insurance) of the Master Lease, including without limitation, designating Landlord as an additional insured under such policy. This policy will be provided in lieu of GXS maintaining the existing property insurance policy obtained directly by GXS. If the County does substitute a commercial property insurance policy as contemplated in the previous sentence and if a casualty does occur after the Effective Date of this Agreement and prior to Settlement, the insurance proceeds paid by the County’s insurer under the policy of commercial property insurance maintained by the County pursuant to the Sublease shall either (i) be deposited in an escrow account to be maintained by Grantor or Grantor’s lender to be held in trust to restore the Property (the “Grantor/ Lender Escrow Account”), with the funds to be released in accordance with Section 16 of the Master Lease or (ii) if the County exercises its right to purchase the Property and proceeds to Settlement as described in Article 7 of this Agreement, the proceeds shall be deposited in an escrow account maintained by a federally insured commercial financial institution selected by County and approved by the Grantor, which approval shall not be unreasonably conditioned, withheld or delayed, to include any banking institution with whom the County maintains accounts, however, with the provision that the escrow funds be maintained in an independent account (the “County Escrow Account”). If the County proceeds under (i) and, if there are any funds remaining in the escrow account after Settlement, the remaining funds shall be paid to the County upon the completion of Settlement. If the County proceeds under (ii) and, provided that the loss is not caused by the Grantor, the County shall acquire the Property “as is” and shall be entitled to recover 100% of the escrowed funds. If the County fails to complete Settlement in accordance with this Agreement, the funds held in the County Escrow Account shall be paid to the Grantor/ Lender Escrow Account and disbursed in accordance with (i) above. With respect to the County’s personal property at the Property after commencement of the Sublease, the terms and conditions of the Sublease will control the County’s obligations concerning risk of loss and insurance coverage for the County’s personal property. After Settlement, the COUNTY will insure the Property.

Article 12: Representations and Warranties

GRANTOR hereby represents and warrants to the COUNTY that:

(a)	GRANTOR owns the Property in fee simple, subject only to those matters of record which would be disclosed by a title examination. GRANTOR has not conveyed any other legal or equitable interests in the Property other than those matters of record that will be disclosed by a title examination.

(b)	GRANTOR shall not (i) voluntarily permit any event or occurrence, (ii) take any action, or (iii) fail or refuse to take any action, the failure or refusal of which would result in the imposition of any lien, encumbrance, easement, limitation, covenant, restriction or otherwise affect or alter title to the Property after the Effective Date of this Agreement without written notice to the COUNTY and receipt of the prior written consent of the COUNTY which shall not be unreasonably withheld, conditioned or delayed.

(c)	GRANTOR has not received any notice of violation of federal, state or local government law or regulation pertaining to the Property other than as expressly stated on EXHIBIT B attached to the Contract and incorporated as if fully set forth. After execution of this Contract, GRANTOR must promptly provide copies of all such notices or charges to the County, and provide evidence of resolution satisfactory to the COUNTY and/or execute indemnifications of the COUNTY for the consequences of any violations of law or regulations required by the Settlement attorney.

(d)	The person(s) executing this Contract on behalf of the GRANTOR has/have full power and legal authority to execute this Contract on behalf of the GRANTOR.

(e)

To the best of GRANTOR’S knowledge, except as disclosed in the Property documents and reports previously provided to County, including but not limited to that certain Phase I Environmental Assessment and Report prepared by Aaron & Wright dated February 6, 2001 there is no asbestos, radon, PCBs, or other Hazardous Substances on, in, under or about the Property. GRANTOR and its agents and employees have not used, generated, stored, transported, manufactured, treated, released or disposed of any Hazardous Substances on in, under, or about the Property. GRANTOR has no knowledge that the Property is in violation, or has been in violation, of any Environmental Laws. GRANTOR has not received any notice or other communication, written or oral, from the United States Environmental Protection Agency, the State of Maryland, or any other Governmental Authority, alleging that the Property is in violation of any Environmental Laws, and to the best of GRANTOR’s knowledge, the Property is not currently under investigation by any such agency. For the purposes of this Article 12(e), the term “Hazardous Substances” shall mean substances defined as a “hazardous substance” or “toxic substance” in the Environmental Laws. As used herein, the term “Environmental Laws” shall include the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), as amended, 42 U.S.C. 9601-9630; the Superfund Amendments and Reauthorization Act, Public Law 99-499, 100 Stat. 1613; the Resource Conservation and Recovery Act, 42 U.S.C. 6901-6992; the Clean Air Act, 42 U.S.C. 7401-7508; the

Environmental Policy Act, 42 U.S.C. Section 4321, et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300F, et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251, et seq.; the Federal Insecticide Fungicide and Rodenticide Act, 7 U.S.C. Section 121, et seq.; Maryland Code Ann., Environment, Section 2-101, et seq. (Ambient Air Quality Control); Maryland Code Ann., Environment, Section 4-401, et seq. (Water Pollution Control and Abatement); Maryland Code Ann., Environment, Section 6-301, et seq. (Lead-Based Paint); Maryland Code Ann., Environment, Section 7-101, et seq. (Hazardous Materials and Substances); Maryland Code Ann., Environment, Section 9-101, et seq. (Water, Ice and Facilities), as any of the preceding may be amended from time to time, and any other substances considered hazardous, toxic or otherwise harmful pursuant to any other applicable laws or regulations relating to pollution or protection of human health or the environment.

(f)	The Property is the subject of Civil Action No. 296049-V wherein the Court affirmatively found in favor of Appellant AvalonBay and granted approval of AvalonBay’s Concept Plan application for future development on the Property. The City of Gaithersburg has appealed the Court Order. Grantor has been substituted as the appellee in the pending appeal as owner and real party in interest and transferor of all right title and interest in the litigation and the approvals.

Article 13: Possession

Unless otherwise agreed to in writing by the Parties, at Settlement, the GRANTOR will deliver possession of the Property to the COUNTY free of any tenants, occupants, (except the Existing Tenant and Existing Tenant’s subtenants under the Existing Lease, including but not limited to the County under the Sublease) and rights of all others to possess the Property.

Article 14: Default

(a) Provided that all approvals and appropriations related to this transaction have been given and COUNTY is ready, willing and able to close under this Agreement, if GRANTOR fails to close in accordance with the terms of this Agreement, or shall otherwise be in material breach or default of any of the terms of conditions of the Agreement, then COUNTY shall give GRANTOR written notice specifying the nature of the default.

(b) GRANTOR shall have ten (10) business days from receipt of COUNTY’s notice of default within which to cure the specified default. If GRANTOR does not cure such default within said ten (10) day period or if such default is not waived in writing by COUNTY, then COUNTY, at its option, shall have the right within thirty (30) days after the expiration of the said ten (10) day grace period, to do any one or more of the following:

(i)	Terminate this Contract, by written notice given to GRANTOR, or

(ii)	Elect by written notice given to GRANTOR to waive the default and proceed to Settlement in which event COUNTY may demand specific performance of this Agreement by GRANTOR and, if necessary, file an action therefor within ninety (90) days following the demand for specific performance, provided, however, COUNTY elects to seek specific performance and specific performance is not available as a remedy (or available within 180 days of the notice of default) due to GRANTOR’s fraud or willful or intentional misconduct, then COUNTY shall be entitled to all remedies available at law or in equity against GRANTOR.

(c) Provided that all approvals and appropriations related to this transaction have been given and GRANTOR is ready, willing and able to close under this Agreement, if COUNTY fails to close in accordance with the terms of this Agreement, or shall otherwise be in material breach or default of any of the terms of conditions of the Agreement, then GRANTOR shall give COUNTY written notice specifying the nature of the default.

(d) COUNTY shall have ten (10) business days from receipt of GRANTOR’s notice of default within which to cure the specified default. If COUNTY does not cure such default within said ten (10) day period or if such default is not waived in writing by GRANTOR, then GRANTOR, at its option, shall have the right within thirty (30) days after the expiration of the said ten (10) day grace period, to terminate this Agreement by written notice given to COUNTY, and pursue any and all remedies available at law or in equity against COUNTY.

Article 15: Notices

All notices required to be given under this Agreement must be in writing and must be sent to the following addresses via certified mail, return receipt requested and first class mail, postage prepaid; or via personal delivery from a nationally recognized commercial delivery service, and will be considered to be delivered on the date stated on the receipts. Additional copies may also be sent via telefacsimile, e-mail, and first class mail, but will not be considered delivered until delivered as above.

If to GRANTOR:

SFHI, LLC
c/o David G. Lowden
Archon Corporation
3221 South Torrey Pines
Las Vegas, NV 89146
Telephone: 702-987-1882
Facsimile: 703-987-4820
E-mail:dglowden@cox.net

With a copy that does not constitute notice to:

Mr. Kevin Hanratty, Corporate Counsel
Archon Corporation
P.O. Box 270820
Las Vegas, Nevada 89127-0820.

If to COUNTY:

Montgomery County Government
Department of General Services
Office of Real Estate
101 Monroe Street, 10th Floor
Rockville, MD 20850
Attn: Cynthia Brenneman
Telephone: 240-777-6089
Facsimile: 240-777-7259
E-mail: cynthia.brenneman@montgomerycountymd.gov

With a copy that does not constitute notice to:

Office of the County Attorney
For Montgomery County, Maryland
101 Monroe Street, 3rd Floor
Rockville, MD 20850
Attn: Eric C. Willis, Assistant County Attorney
Phone: 240-777-6700
Facsimile: 240-777-6706
E-mail: eric.willis@montgomerycountymd.gov

Article 16: Entire Agreement

This represents the entire agreement between the Parties. Anything not contained in this Agreement is of no effect and is not binding on the Parties. The Parties have both had an opportunity to review and approve this Agreement and to consult with attorneys of their own choosing and therefore in the event of a dispute over, or any ambiguity of, the terms of this Agreement, the Parties agree that common law rules of construction in favor of one party against another party shall not apply. No change or modification of this Agreement or any waiver of the provisions hereof, shall be valid unless same is in writing and signed by the parties hereto.

Article 17: Exchange

Grantor may elect to have this transaction become a part of a Tax Deferred Exchange in accordance with the provisions of the Internal Revenue Code, Section 1031. All parties agree to reasonably cooperate in executing any reasonable and necessary documents to effect such a transaction provided however, such transaction, (i) shall not delay Closing, (ii) shall be at no cost to the non-exchanging party, (iii) shall not impose any additional liability on the non-exchanging party, (iv) shall in no event affect the title insurance to be received by County nor in any way affect, diminish or release County or Grantor from their respective liability for representations, warranties, covenants, indemnities, agreements and obligations contained herein; (v) shall not obligate the non-exchanging party to take title to or convey any real or personal property other than the Property; and (vi) shall not require the non-exchanging party to execute any note or other instrument providing for personal or other liability or to assume any indebtedness encumbering any real property or enter into any agreement not in form and substance satisfactory to the non exchanging party.

Article 18: General Information and Notice

Notice is hereby given as follows:

(a)	It is unlawful for any person to offer, give or agree to give to any public or former public employee or for any public or former public employee to solicit, demand, accept or agree to accept from another person, gifts for or because of: (1) an official public action taken, or to be taken, or which could be taken; (2) a legal duty performed or to be performed, or which could be performed; or (3) a legal duty violated or to be violated, or which could be violated by such public or former public employee.

(b)	GRANTOR represents that GRANTOR has not retained anyone to solicit or secure the Agreement from the COUNTY upon an agreement or understanding for a commission, percentage, brokerage, or contingent fee, except for bona fide employees or bona fide established commercial selling agencies retained by GRANTOR for the purpose of securing business, or an attorney rendering professional legal services consistent with applicable canons of ethics, and any costs of which must be paid by GRANTOR.

(c)	Unless authorized by law or under Section 19A of the Montgomery County Code (2004), as amended, it is unlawful for any person transacting business with the County to employ a public employee for employment contemporaneous with his or her public employment, if the duties of the public employee include significant participation in the procurement of a contractor as defined within the Montgomery County Code.

(d)	Delivery Counterparts. To facilitate execution, this Agreement, may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of; or on behalf of; each party or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of; or on behalf of; each party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signature of, or on behalf of, all of the Parties.

(e)	The person(s) executing this Agreement on behalf of COUNTY has full power and legal authority to execute this Agreement on behalf of COUNTY and at Settlement that COUNTY has the necessary funds appropriated and available to perform its financial obligation in accordance with the terms of this Agreement.

(f)	Any indemnification given by the County in this Agreement is subject to the notice requirements and damages caps stated in the Local Government Tort Claim Act. Md. Cts. & Jud. Proc. Code Ann. §§5-301, et seq., (2006 Repl. Vol.) as amended from time to time. This indemnification is not intended to be a waiver of governmental immunity by the County, and is not intended to create any rights or causes of action in third parties. The County is not liable for damages or injury occasioned by the acts or omissions of Grantor or its agents, or failure to comply with its obligations under this Agreement.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, GRANTOR has executed this Contract on the date set forth below.

GRANTOR:

SFHI, LLC
A Delaware Limited Liability Company

/s/ Suzane Lowden 5/28/09	By:	/s/ Paul W. Lowden 5/28/09
Paul W. Lowden
President

This Contract is hereby accepted on this 22nd day of May, 2009 (the “Effective Date”).

COUNTY:

/s/ Illegible	By:	/s/ Diane R. Schwartz Jones	(Seal)
Witness	Name: Diane R. Schwartz Jones
Title: Assistant Chief Administrative Officer

Recommended by:

/s/ Cynthia Brenneman
Cynthia Brenneman,
Director, Office of Real Estate
Montgomery County Department
Of General Services

APPROVED AS TO FORM AND LEGAL SUFFICIENCY
OFFICE OF THE COUNTY ATTORNEY

/s/ Eric C. Willis
Eric C. Willis
Assistant County Attorney

EXHIBIT A

(Property Description)

Lot 1, Block B, GE Technology Park, a Resubdivision of Parcel B, Quince Orchard National Geographic Society Property, as shown on plat recorded among the land records of Montgomery County, Maryland, in Plat Book 193, plats 21041. Saving and excepting that part of Lot 1, Block B, containing 7133 square feet of land that was conveyed to the State of Maryland by deed dated April 8, 1999 and recorded among the aforesaid land records in Liber 17015, folio 624.

Being the same property conveyed by The Gaithersburg Realty Trust to SFHI, LLC by deed dated February 26, 2001, and effective March 2, 2001, and recorded in the Land Records for Montgomery County, Maryland at Liber 18875, Folio 669.

Tax I.D. # 257268

EXHIBIT B

(Notices of Violations)